November 6, 2026 Matthew Gline Via E-mail Re: Equity Incentive Award Post-Vesting Holding Period Adjustments Dear Matt: You currently hold an award of performance restricted stock units (“PSUs”) with respect to 14,415,362 common shares (“Shares”) of Roivant Sciences Ltd. (the “Company”) granted pursuant to the Performance Restricted Stock Unit Award Grant Notice and Award Agreement between you and the Company dated July 26, 2024 (the “PSU Agreement”) under the Company’s 2021 Equity Incentive Plan (as amended, the “Plan”). You also currently hold an award of vested and unexercised stock options (“Options”) to purchase 14,973,184 Shares at an exercise price of $3.85 per Share granted pursuant to the Stock Option Grant Notice and Award Agreement between you and the Company dated April 20, 2022 (the “Option Agreement” and, together with the PSU Agreement, the “Existing Agreements”) under the Plan. Capitalized terms used but not defined in this letter agreement (the “Agreement”) shall have the meanings given in the PSU Agreement or the Plan, as applicable. By signing this Agreement, you and the Company hereby agree that, notwithstanding anything to the contrary in the PSU Agreement (including the “Post-Vesting Holding Period” set forth therein), with respect to any PSUs that vest and are settled on or before December 31, 2026 (the “Settled PSUs”), you shall be permitted to transfer, in one or more transactions, all or a portion of the Shares issued to you (after satisfaction of applicable tax withholding obligations) in respect of the Settled PSUs (the “PSU Shares”) to a “donor advised fund” (a “DAF”, and such transfer, a “DAF Transfer”), provided that (i) any such DAF Transfer must be made on or before December 31, 2026, (ii) you must notify the Company in writing upon any such DAF Transfer and provide (A) the identity of the applicable DAF and any information or documentation reasonably requested by the Company to confirm the legal and tax status of the DAF, (B) the number of PSU Shares that will be transferred, and (C) the “Lot” (as defined below) of Settled PSUs in settlement of which each of the PSU Shares being transferred in the DAF Transfer was issued, and (iii) each DAF Transfer must comply with the Company’s Insider Trading Policy and such other administrative policies and procedures reasonably determined by the Company in connection with such DAF Transfer. Any PSU Shares transferred in a DAF Transfer pursuant to the foregoing shall no longer be subject to the Post-Vesting Holding Period. For purposes of this Agreement, a “Lot” of Settled PSUs is defined by reference to (x) the date on which a particular Settled PSU is settled, and (y) the “Tranche” of a particular Settled PSU. You and the Company further agree that, notwithstanding anything to the contrary in the Option Agreement, upon any DAF Transfer, a number of Shares subject to the Options (rounded up to the nearest whole Share) equal to 109%1 of the aggregate gross number of Settled PSUs (before satisfaction of applicable tax withholding and broker fee obligations) in settlement of which you were issued PSU Shares that you actually transferred to the DAF in such DAF Transfer, shall automatically become subject to the same Post-Vesting Holding Period that applied to the Lot of Settled PSUs corresponding to the transferred PSU Shares under the terms of the PSU Agreement (prior to giving effect to this Agreement) (the “Locked Option Shares”). For the avoidance of doubt, the Post-Vesting Holding Period applicable to the Locked Option Shares shall be deemed to have commenced on the same date as the Post-Vesting Holding Period originally commenced for purposes of the corresponding Tranche of Settled PSUs relating to the transferred PSU Shares and shall end on the same date as would have 1 This percentage is intended to ensure that the value of Settled PSUs subject to DAF Transfers approximately equals the value of the Options whose subject Shares become Locked Option Shares pursuant to this Agreement, calculated based on the ratio of the value of a common share to the estimated Black-Scholes value of an Option as of the date of this Agreement.

otherwise ended for purposes of the corresponding Tranche of Settled PSUs relating to the PSU Shares under the PSU Agreement. For example, if you receive 50 PSU Shares (after satisfaction of applicable tax withholding and broker fee obligations) upon settlement of a Lot of 100 Settled PSUs from Tranche 1, settled on November 6, 2026, and you transfer those 50 PSU Shares to a DAF on November 20, 2026 pursuant to the terms of this Agreement, then, effective as of November 20, 2026, 109 Shares subject to your Options will become Locked Option Shares subject to the Post-Vesting Holding Period that had been applicable to the Tranche 1 PSU Shares you transferred to the DAF. Notwithstanding the foregoing, the Post-Vesting Holding Period shall cease to apply to the Locked Option Shares (A) upon the occurrence of a Change in Control or (B) upon the termination of the Participant’s Continuous Service due to death or Disability. During such Post-Vesting Holding Period applicable to the Locked Option Shares, you may not, directly or indirectly, sell, dispose of, transfer, alienate, hypothecate, assign, make any short sale of, grant any option for the purchase of, or enter into any hedging, pledging or similar transaction with the same economic effect as a sale with respect to, any Locked Option Shares; provided that you may exercise the Options during such Post- Vesting Holding Period and such restrictions shall not apply with respect to any Locked Option Shares required to be withheld, tendered or sold to satisfy applicable tax withholding obligations and any exercise price. By signing this Agreement, you acknowledge and agree that the Company shall not be liable to you for any adverse tax consequences to you arising in connection with this Agreement, the PSUs or the Options. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Agreement and any DAF Transfer. You further understand that you (and not the Company) shall be responsible for your own tax liability that may arise in connection with this Agreement and any DAF Transfer. Except to the extent expressly modified herein, the terms of your Existing Agreements shall remain in full force and effect in accordance with their existing terms. This Agreement may not be modified, amended or waived in any manner, except by an instrument in writing signed by both you and the Company. This Agreement may be executed in any number of counterparts, and delivered by facsimile, .pdf or otherwise, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument. [Signature Page Follows]

Please indicate your acceptance of the terms of this Agreement by signing and returning a signed copy of this Agreement to me. If you have any questions, please do not hesitate to contact me. ROIVANT SCIENCES LTD. By: /s/ Ilan Oren Name: Ilan Oren Title: Director MATTHEW GLINE By: /s/ Matthew Gline